EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, THAT: Kenneth W. Lowe, Richard A. Boehne, Joseph G. NeCastro, E. John Wolfzorn, Anatolio B. Cruz, III, M. Denise Kuprionis, William Appleton and Eric J. Geppert, be, and each hereby is, appointed as the attorney-in-fact and agent of The E.W. Scripps Company, an Ohio corporation (the “Company”), with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file one or more Registration Statements on Securities and Exchange Commission (“SEC”) Form S-3ASR or such other available SEC form or forms (including one or more prospectuses, prospectus supplements, free writing prospectuses, all exhibits and other documents relating thereto) registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s securities to be sold in one or more public offerings by the Company to or through such underwriter(s) or other purchasers as the Board of Directors, the Executive Committee or another committee of the Board of Directors may select, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or otherwise and with respect to Class A Common Shares to be sold in one or more public offerings for the account of such holders of such shares as the Company determines to or through such underwriter(s) or other purchasers as shall be acceptable to the Company and as such selling shareholders may select, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or otherwise (the “Shelf Registration Statement”), any and all amendments (including post-effective amendments), supplements and exhibits and any and all applications and other documents related to the Shelf Registration Statement which any such attorney or substitute may deem necessary or advisable to be filed with the SEC, and any and all applications or other documents in connection with inclusion on the New York Stock Exchange (“NYSE”) of the securities covered by the Shelf Registration Statement or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of such securities, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and each of the aforesaid attorneys-in-fact, be, and each of them with full power to act without the others is, hereby authorized to appear on behalf of the Company before the SEC and the NYSE in connection with any matters relating to the Shelf Registration Statement and all amendments or supplements thereto and the issuance and listing of any securities thereunder.
     IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned officers of the Company on May 11, 2006.

/s/ Joseph G. NeCastro
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

ATTEST:
/s/ Mary Denise Kuprionis
Mary Denise Kuprionis
Vice President/Corporate Secretary and Director of Legal Affairs

(CORPORATE SEAL)